RenaissanceRe Reports Q4 2022 Net Income Available to Common Shareholders of $448.1 Million; Operating Income Available to Common Shareholders of $322.2 Million.
RenaissanceRe Reports Annual Net Loss Attributable to Common Shareholders of $1.1 Billion; Operating Income Available to Common Shareholders of $315.6 Million.
•41.2% annualized return on average common equity and 29.6% annualized operating return on average common equity in Q4 2022.
•Net investment income of $211.2 million in Q4 2022, 162.5% growth compared to Q4 2021.
•21.2% growth in net premiums written in 2022; driven by 41.6% growth in Casualty and Specialty.
•Casualty and Specialty combined ratio of 93.7% in Q4 2022 and 95.3% in 2022.
•Raised $1.4 billion of third-party capital in the Capital Partners business in 2022, with a further $402.9 million raised from third-party investors effective January 1, 2023.
•2022 Weather-Related Large Losses had an $807.6 million net negative impact on net loss attributable to common shareholders in 2022, and added 20.0 percentage points to the consolidated combined ratio.

Pembroke, Bermuda, January 31, 2023 - RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced its financial results for the fourth quarter and full year 2022.
Fourth Quarter 2022

Net Income Available to Common Shareholders per Diluted Common Share: $10.27 Operating Income Available to Common Shareholders per Diluted Common Share*: $7.33
Underwriting Income $316.3M	Fee Income $30.3M	Net Investment Income $211.2M
Change in Book Value per Common Share: 10.7% Change in Tangible Book Value per Common Share Plus Change in Accum. Dividends*: 11.9%
*Operating Return on Average Common Equity, Operating Income (Loss) Available (Attributable) to Common Shareholders, Operating Income (Loss) Available (Attributable) to Common Shareholders per Diluted Common Share and Change in Tangible Book Value per Common Share Plus Change in Accumulated Dividends are non-GAAP financial measures; see “Comments on Regulation G” for a reconciliation of non-GAAP financial measures.

Kevin J. O’Donnell, President and Chief Executive Officer, said, “We finished the year with an excellent quarter, reporting an annualized operating return on average common equity of 29.6% driven by strong underwriting results, significantly increased net investment income and stable management fees. For the full year, we delivered a 6.3% operating return despite a net negative impact of $807.6 million from catastrophe losses. At the January renewal we demonstrated leadership and discipline, achieving the step change in rate and terms investors required, while providing the reinsurance capacity customers needed. We enter 2023 with expectations of continuing strong demand for our products, ample capital to meet this demand, and anticipation of one of the most successful years in our history.”

Consolidated Financial Results - Fourth Quarter

Consolidated Highlights
	Three months ended December 31,
(in thousands, except per share amounts and percentages)	2022	2021
Gross premiums written	$1,585,276	$1,313,018
Net premiums written	1,345,616	1,116,560
Underwriting income (loss)	316,302	276,661
Combined ratio	80.5%	79.4%

Net Income (Loss)
Available (attributable) to common shareholders	448,092	210,917
Available (attributable) to common shareholders per diluted common share	$10.27	$4.65
Operating Income (Loss) (1)
Available (attributable) to common shareholders	322,153	213,692
Available (attributable) to common shareholders per diluted common share	$7.33	$4.71
Book value per common share	$104.65	$132.17
Change in book value per share	10.7%	2.5%
Tangible book value per common share plus accumulated dividends (1)	$123.81	$149.79
Change in tangible book value per common share plus change in accumulated dividends (1)	11.9%	2.8%

Return on average common equity - annualized	41.2%	14.2%
Operating return on average common equity - annualized (1)	29.6%	14.4%
(1)See “Comments on Regulation G” for a reconciliation of non-GAAP financial measures.

Three Drivers of Profit: Underwriting, Fee and Investment Income - Fourth Quarter
Underwriting Results - Property Segment: Combined ratio of 62.6%; 19.2 percentage points from weather-related large losses.

Property Segment
	Three months ended December 31,		Q/Q Change
(in thousands, except percentages)	2022	2021
Gross premiums written	$372,082	$384,657	(3.3)%
Net premiums written	372,998	375,112	(0.6)%
Underwriting income (loss)	257,225	223,098

Underwriting Ratios
Net claims and claim expense ratio - current accident year	53.8%	43.8%	10.0	pts
Net claims and claim expense ratio - prior accident years	(18.9)%	(4.9)%	(14.0)	pts
Net claims and claim expense ratio - calendar year	34.9%	38.9%	(4.0)	pts
Underwriting expense ratio	27.7%	25.5%	2.2	pts
Combined ratio	62.6%	64.4%	(1.8)	pts
•Gross premiums written decreased by $12.6 million, or 3.3%, driven by a reduction of $11.8 million within the catastrophe class of business primarily due to lower reinstatement premiums.
•Net premiums written decreased by $2.1 million, or 0.6%, also reflecting lower reinstatement premiums.
•Net claims and claim expense ratio - current accident year increased 10.0 percentage points, primarily due to the impacts of Winter Storm Elliott and Hurricane Nicole, as well as losses associated with aggregate loss contracts.
–Weather-related large losses contributed 19.2 percentage points to the current accident year net claims and claim expense ratio in the fourth quarter of 2022, compared to a contribution of 11.0 percentage points from weather-related large losses in the fourth quarter of 2021.
•Net claims and claim expense ratio - prior accident years reflects net favorable development, primarily from weather-related large losses in the 2019 and 2021 accident years, driven by better than expected loss emergence.
•Underwriting expense ratio increased 2.2 percentage points, driven by a lower performance-based compensation expense in the fourth quarter of 2021, in addition to lower management fees due to reductions in Upsilon and the portfolio of structured reinsurance products.
•Underwriting income of $257.2 million and a combined ratio of 62.6%. Weather-related large losses had a $131.9 million net negative impact on the Property segment underwriting result and added 19.2 percentage points to the combined ratio in the fourth quarter of 2022.

Underwriting Results - Casualty and Specialty Segment: Combined ratio of 93.7% and growth in net premiums written of 31.2%.

Casualty and Specialty Segment
	Three months ended December 31,		Q/Q Change
(in thousands, except percentages)	2022	2021
Gross premiums written	$1,213,194	$928,361	30.7%
Net premiums written	972,618	741,448	31.2%
Underwriting income (loss)	59,077	53,563

Underwriting Ratios
Net claims and claim expense ratio - current accident year	64.9%	63.9%	1.0	pts
Net claims and claim expense ratio - prior accident years	(2.7)%	(1.3)%	(1.4)	pts
Net claims and claim expense ratio - calendar year	62.2%	62.6%	(0.4)	pts
Underwriting expense ratio	31.5%	29.9%	1.6	pts
Combined ratio	93.7%	92.5%	1.2	pts
•Gross premiums written increased 30.7% with growth across all lines of business. The increase reflects growth in new and existing business and rate improvement, mainly from business written in prior periods.
•Net premiums written increased 31.2% consistent with the increase in gross premiums written.
•Net claims and claim expense ratio - current accident year increased by 1.0 percentage point principally as a result of a large energy loss in the other specialty lines of business.
•Net claims and claim expense ratio - prior accident years reflects higher favorable prior accident year loss development of 1.4 percentage points as compared to the fourth quarter of 2021, driven by favorable experience in other specialty and credit lines of business.
•Underwriting expense ratio increased 1.6 percentage points, principally due to:
–Increase in the operating expense ratio of 0.9 percentage points mainly due to a lower performance-based compensation expense in the fourth quarter of 2021; and
–Increase in the net acquisition expense ratio of 0.7 percentage points due to changes in the mix of business and estimated profit commission expense.

Fee Income: $30.3 million of fee income; management fees stable while performance fees impacted by 2022 Weather-Related Large Losses.

Fee Income
	Three months ended December 31,		Q/Q Change
(in thousands, except percentages)	2022	2021
Total management fee income	$25,984	$24,723	$1,261
Total performance fee income (loss) (1)	4,363	5,299	(936)
Total fee income	$30,347	$30,022	$325
(1)Performance fees are based on the performance of the individual vehicles or products, and may be negative in a particular period if, for example, large losses occur, which can potentially result in no performance fees or the reversal of previously accrued performance fees.
•Management fee income was relatively stable as compared to the fourth quarter of 2021, reflecting increased capital managed at DaVinciRe Holdings Ltd. (“DaVinci”), Vermeer Reinsurance Ltd. (“Vermeer”), RenaissanceRe Medici Fund Ltd. (“Medici”), and Fontana Holdings L.P. and its subsidiaries (“Fontana”), largely offset by reductions in the Company’s structured reinsurance products and Upsilon, as well as a deferral of management fees in DaVinci as a result of the weather-related large losses experienced in the current and prior years.
•Performance fee income was lower in the fourth quarter of 2022 compared to the fourth quarter of 2021, and was affected by the cumulative impact of the catastrophe events in 2021 and 2022.
Investment Results: Total investment result improved $320.4 million; driven by 162.5% growth in net investment income and $168.1 million of net realized and unrealized gains in the fixed maturity investments portfolio.

Investment Results
	Three months ended December 31,		Q/Q Change
(in thousands, except percentages)	2022	2021
Net investment income	$211,237	$80,483	$130,754
Net realized and unrealized gains (losses) on investments	168,139	(21,518)	189,657
Total investment result	$379,376	$58,965	$320,411
Total investment return - annualized	7.4%	1.1%	6.3	pts
•Net investment income increased $130.8 million, primarily driven by:
–Rising interest rates and increased yields in the fixed maturity trading and short term investment portfolios;
–Higher yields on catastrophe bonds; and
–Higher average invested assets and yields in private credit fund investments.
•Net realized and unrealized gains on investments increased $189.7 million principally driven by:
–Net realized and unrealized gains on fixed maturity investments trading of $77.1 million, which includes unrealized gains of $187.9 million resulting from the modest reduction in interest rates on medium-term U.S. treasuries, as well as a narrowing of credit spreads on the corporate and high yield fixed maturity portfolios, partially offset by realized losses of $110.8 million. This compares to net realized and unrealized losses of $101.0 million in the fourth quarter of 2021 resulting from increases in interest rates.

•Total investments were $22.2 billion at December 31, 2022 (December 31, 2021 - $21.4 billion). Weighted average yield to maturity and duration on the Company’s investment portfolio (which excludes investments that have no final maturity, yield to maturity or duration) was 5.7% and 2.5 years (December 31, 2021 - 1.6% and 2.8 years, respectively).

Other Items of Note - Fourth Quarter
•Net income attributable to redeemable noncontrolling interests of $236.4 million was primarily driven by:
–Strong underwriting results for DaVinci and Vermeer;
–Strong net investment income stemming from higher interest rates and yields within the investment portfolios of the Company’s joint ventures and managed funds; and
–Net realized and unrealized gains on investments recorded during the quarter, as described above.
•Raised third-party capital of $123.0 million in the fourth quarter of 2022, including $120.0 million in Vermeer.
•Redemptions of third-party capital of $224.6 million from Upsilon during the fourth quarter of 2022, reducing the size of Upsilon as a result of the release of collateral associated with prior years’ contracts.

Consolidated Financial Results - Full Year

Consolidated Highlights
	Twelve months ended December 31,
(in thousands, except per share amounts and percentages)	2022	2021
Gross premiums written	$9,213,540	$7,833,798
Net premiums written	7,196,160	5,939,375
Underwriting income (loss)	149,852	(108,948)
Combined ratio	97.7%	102.1%

Net Income (Loss)
Available (attributable) to common shareholders	$(1,096,578)	$(73,421)
Available (attributable) to common shareholders per diluted common share	$(25.50)	$(1.57)
Operating Income (Loss) (1)
Available (attributable) to common shareholders	$315,556	$81,599
Available (attributable) to common shareholders per diluted common share	$7.30	$1.72
Book value per common share	$104.65	$132.17
Change in book value per share	(20.8)%	(4.5)%
Tangible book value per common share plus accumulated dividends (1)	$123.81	$149.79
Change in tangible book value per common share plus change in accumulated dividends (1)	(20.6)%	(4.0)%

Return on average common equity	(22.0)%	(1.1)%
Operating return on average common equity (1)	6.3%	1.3%
(1)See “Comments on Regulation G” for a reconciliation of non-GAAP financial measures.

Net negative impact of the 2022 Weather-Related Large Losses
Net negative impact on underwriting result includes the sum of (1) net claims and claim expenses incurred, (2) assumed and ceded reinstatement premiums earned and (3) earned and lost profit commissions. Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders is the sum of (1) net negative impact on underwriting result and (2) redeemable noncontrolling interest, both before consideration of any related income tax benefit (expense).
The Company’s estimates of net negative impact are based on a review of our potential exposures, preliminary discussions with certain counterparties and actuarial modeling techniques. Our actual net negative impact, both individually and in the aggregate, may vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.
Meaningful uncertainty remains regarding the estimates and the nature and extent of the losses from these catastrophe events, driven by the magnitude and recent nature of each event, the geographic areas impacted by the events, relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other factors inherent in loss estimation, among other things.
Net negative impact on the consolidated financial statements

Year ended December 31, 2022	Hurricane Ian	Other 2022 Catastrophe Events (1)	Aggregate Losses	Total 2022 Weather-Related Large Losses (2)
(in thousands)
Net claims and claims expenses incurred	$(982,189)	$(330,973)	$(93,810)	$(1,406,972)
Assumed reinstatement premiums earned	221,801	27,138	52	248,991
Ceded reinstatement premiums earned	(57,913)	(579)	—	(58,492)
Earned (lost) profit commissions	(1,487)	(1,285)	(49)	(2,821)
Net negative impact on underwriting result	(819,788)	(305,699)	(93,807)	(1,219,294)
Redeemable noncontrolling interest	286,910	87,398	37,399	411,707
Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders	$(532,878)	$(218,301)	$(56,408)	$(807,587)

Net negative impact on the segment underwriting results and consolidated combined ratio

Year ended December 31, 2022	Hurricane Ian	Other 2022 Catastrophe Events (1)	Aggregate Losses	Total 2022 Weather-Related Large Losses (2)
(in thousands, except percentages)
Net negative impact on Property segment underwriting result	$(811,828)	$(302,080)	$(93,807)	$(1,207,715)
Net negative impact on Casualty and Specialty segment underwriting result	(7,960)	(3,619)	—	(11,579)
Net negative impact on underwriting result	$(819,788)	$(305,699)	$(93,807)	$(1,219,294)
Percentage point impact on consolidated combined ratio	13.4	4.9	1.5	20.0

(1)“Other 2022 Catastrophe Events” includes the floods in Eastern Australia in February and March of 2022, Storm Eunice, the severe weather in France in May and June of 2022, Hurricane Fiona and the typhoons in Asia during the third quarter of 2022, and Hurricane Nicole and Winter Storm Elliott during the fourth quarter of 2022.
(2)“2022 Weather-Related Large Losses” includes Hurricane Ian, Other 2022 Catastrophe Events and loss estimates associated with certain aggregate loss contracts triggered during 2022 as a result of weather-related catastrophe events.

Three Drivers of Profit: Underwriting, Fee, and Investment Income - Full Year
Underwriting Results - Property Segment: Combined ratio of 100.6%; 46.8 percentage points from the 2022 Weather-Related Large Losses.

Property Segment
	Twelve months ended December 31,		Y/Y Change
(in thousands, except percentages)	2022	2021
Gross premiums written	$3,734,241	$3,958,724	(5.7)%
Net premiums written	2,847,659	2,868,002	(0.7)%
Underwriting income (loss)	(16,109)	(185,504)

Underwriting Ratios
Net claims and claim expense ratio - current accident year	81.2%	91.9%	(10.7)	pts
Net claims and claim expense ratio - prior accident years	(7.4)%	(9.0)%	1.6	pts
Net claims and claim expense ratio - calendar year	73.8%	82.9%	(9.1)	pts
Underwriting expense ratio	26.8%	24.2%	2.6	pts
Combined ratio	100.6%	107.1%	(6.5)	pts
•Gross premiums written decreased 5.7%, driven by:
–Decrease in the catastrophe class of business of $159.0 million, or 7.1%, principally driven by lower reinstatement premiums in 2022 compared to 2021, as well as the reduction in the size of Upsilon over the course of the year.
–Decrease in the other property class of business of $65.5 million, or 3.8%, principally due to the non-renewal of certain deals, partially offset by growth and rate improvement across other areas within the other property class of business.
•Ceded premiums written were $886.6 million, a decrease of $204.1 million, or 18.7%. This decrease was primarily driven by:
–The reduction in gross premiums written in Upsilon, which are largely ceded to third party investors.
–A reduction in retrocessional purchases as part of the Company’s gross-to-net strategy, in conjunction with the growth in managed third-party capital vehicles.
•Net claims and claim expense ratio - current accident year improved by 10.7 percentage points, primarily as a result of a lower impact from the 2022 Weather-Related Large Losses as compared to the impact of weather-related large losses in 2021.
•The net claims and claim expense ratio - prior accident years reflected net favorable development of 7.4%, primarily related to weather-related large losses in the 2017 to 2021 accident years.
•Underwriting expense ratio increased 2.6 percentage points, driven by a lower performance based compensation expense in 2021, in addition to lower management fees due to reductions in Upsilon and the portfolio of structured reinsurance products.

•Underwriting loss of $16.1 million and a combined ratio of 100.6%, primarily driven by the 2022 Weather-Related Large Losses, which had a $1.2 billion net negative impact on the Property segment underwriting result and added 46.8 percentage points to the combined ratio.

Casualty and Specialty Segment: Net premiums written increased by 41.6%; Combined ratio of 95.3%

Casualty and Specialty Segment
	Twelve months ended December 31,		Y/Y Change
(in thousands, except percentages)	2022	2021
Gross premiums written	$5,479,299	$3,875,074	41.4%
Net premiums written	4,348,501	3,071,373	41.6%
Underwriting income (loss)	165,961	76,556

Underwriting Ratios
Net claims and claim expense ratio - current accident year	65.5%	66.9%	(1.4)	pts
Net claims and claim expense ratio - prior accident years	(1.1)%	(0.7)%	(0.4)	pts
Net claims and claim expense ratio - calendar year	64.4%	66.2%	(1.8)	pts
Underwriting expense ratio	30.9%	30.8%	0.1	pts
Combined ratio	95.3%	97.0%	(1.7)	pts
•Gross premiums written increased 41.4%, driven by:
–Growth in new and existing business, and rate improvements, principally in the casualty and credit lines of business.
–Gross premiums written in 2022 also included approximately $450 million from positive premium developments on business underwritten in 2021 and prior years, and reflects rate improvements principally in casualty lines of business.
•Net premiums written increased 41.6%, primarily driven by growth in casualty and credit lines of business, consistent with the changes in gross premiums written.
•Net claims and claim expense ratio - current accident year improved by 1.4 percentage points, primarily as a result of lower current accident year attritional losses compared to 2021.
•Net claims and claim expense ratio - prior accident years improved by 0.4 percentage points, reflecting higher favorable prior accident year loss development compared to 2021.
•The underwriting expense ratio increased 0.1 percentage points driven by an increase of 0.5 percentage points in the net acquisition expense ratio due to higher costs. This was largely offset by a 0.4 percentage point decrease in the operating expense ratio, driven by continued improvement in operating leverage.

Fee Income: $118.7 million of fee income; management fees stable year over year

Fee Income
	Twelve months ended December 31,		Y/Y Change
(in thousands, except percentages)	2022	2021
Total management fee income	$108,902	$109,071	$(169)
Total performance fee income (loss) (1)	9,777	19,432	(9,655)
Total fee income	$118,679	$128,503	$(9,824)
(1)Performance fees are based on the performance of the individual vehicles or products, and may be negative in a particular period if, for example, large losses occur, which can potentially result in no performance fees or the reversal of previously accrued performance fees.
•Total fee income decreased $9.8 million primarily due to lower performance fee income in 2022.
–Relatively stable management fee income in 2022. The management fees in both years were impacted by a deferral of management fees in DaVinci as a result of the large losses experienced in both years.
–Lower performance fee income in 2022 was primarily due to the impact of the 2022 Weather-Related Large Losses on the results of the Company’s joint ventures and managed funds, partially offset by higher favorable development on prior year losses in DaVinci.
Investment Results: Net investment income increased $240.5 million; total investment result primarily driven by net realized and unrealized losses in the fixed maturity and equity investments portfolio.

Investment Results
	Twelve months ended December 31,		Y/Y Change
(in thousands, except percentages)	2022	2021
Net investment income	$559,932	$319,479	$240,453
Net realized and unrealized gains (losses) on investments	(1,800,485)	(218,134)	(1,582,351)
Total investment result	$(1,240,553)	$101,345	$(1,341,898)
Total investment return	(5.7)%	0.5%	(6.2)	pts
•Total investment result decreased $1.3 billion primarily due to:
–Net realized and unrealized losses in 2022 of $1.4 billion on fixed maturity investments, primarily due to the increase in inflation in 2022, combined with increasing yields on U.S. treasuries, as well as net realized and unrealized losses on equity investments of $123.8 million, which was the result of a generally lower equity market environment through the year, and $130.3 million of net realized and unrealized losses on catastrophe bonds, primarily due to Hurricane Ian;
–Net investment income increased as a result of higher interest rates and increased yields within the Company’s investment portfolio, primarily driven by an increase in yields on U.S treasuries.

Other Items of Note - Full Year and Subsequent Events
•Net loss attributable to redeemable noncontrolling interests of $98.6 million was primarily driven by:
–Net realized and unrealized losses on investments in DaVinci, Vermeer, Fontana and Medici, including losses on its catastrophe bonds portfolio; and
–Impact of the 2022 Weather-Related Large Losses on DaVinci, Vermeer and Medici; partially offset by
–Net investment income in Vermeer.
•Income tax benefit of $59.0 million, principally driven by unrealized investment portfolio losses in the Company’s taxable jurisdictions.
•Net foreign exchange losses of $56.9 million compared to a $41.0 million net foreign exchange loss in 2021. The net foreign exchange loss was primarily driven by losses attributable to third party investors in Medici, which are allocated through noncontrolling interest, and certain foreign exchange exposures related to underwriting activities, which are not expected to recur.
•Raised third party capital of $1.4 billion during 2022, through DaVinci ($462.7 million), Medici ($350.1 million), Fontana ($273.7 million), Vermeer ($250.0 million) and Upsilon ($79.0 million).
•Redemptions of third-party capital of $687.6 million during 2022, of which $425.8 million were from Upsilon, and the remaining from DaVinci and Medici.
•Repurchased 1.1 million common shares at an aggregate cost of $162.8 million and an average price of $155.00 per common share.
•Raised third party capital of $402.9 million, effective January 1, 2023, including $377.2 million in DaVinci and the remaining in Medici. Following these transactions, the Company’s ownership in DaVinci and Medici was 25.4% and 12.5%, respectively.
•Mona Lisa Re issued $185 million of principal-at-risk variable rate notes to investors, effective January 10, 2023.

Conference Call Details and Additional Information
Non-GAAP Financial Measures and Additional Financial Information
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
Conference Call Information
RenaissanceRe will host a conference call on Wednesday, February 1, 2023 at 11:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - Webcasts & Presentations” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, RenaissanceRe has offices in Bermuda, Australia, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the Company’s exposure to natural and non-natural catastrophic events and circumstances and the variance it may cause in the Company’s financial results; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the effectiveness of the Company’s claims and claim expense reserving process; the effect of emerging claims and coverage issues; the performance of the Company’s investment portfolio and financial market volatility; the effects of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the Company’s ability to maintain its financial strength ratings; the highly competitive nature of the Company’s industry and its reliance on a small number of brokers; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms or at all; the historically cyclical nature of the (re)insurance industries; the Company’s ability to attract and retain key executives and employees; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s exposure to credit loss from counterparties; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda and U.S. laws and regulations; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with covenants in its debt agreements; the effect of adverse economic factors, including changes in prevailing interest rates and recession or the perception that recession may occur; the effect of cybersecurity risks, including technology breaches or failure; a contention by the U.S. Internal Revenue Service that any of the Company’s Bermuda subsidiaries are subject to taxation in the U.S.; the effects of possible future tax reform legislation and regulations in the jurisdictions in which we operate; the Company’s ability to determine any impairments taken on its investments; the Company’s ability to raise capital on acceptable terms, including through debt instruments, the capital markets, and third party investments in our joint ventures and managed funds; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT: RenaissanceRe Holdings Ltd. Keith McCue Senior Vice President, Finance & Investor Relations (441) 239-4830	MEDIA CONTACT: RenaissanceRe Holdings Ltd. Hayden Kenny Vice President, Investor Relations & Communications (441) 239-4946 or Kekst CNC Dawn Dover (212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Twelve months ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenues
Gross premiums written	$1,585,276	$1,313,018	$9,213,540	$7,833,798
Net premiums written	$1,345,616	$1,116,560	$7,196,160	$5,939,375
Decrease (increase) in unearned premiums	278,544	224,730	(862,171)	(745,194)
Net premiums earned	1,624,160	1,341,290	6,333,989	5,194,181
Net investment income	211,237	80,483	559,932	319,479
Net foreign exchange gains (losses)	10,781	(16,697)	(56,909)	(41,006)
Equity in earnings (losses) of other ventures	8,517	3,830	11,249	12,309
Other income (loss)	7,686	6,431	12,636	10,880
Net realized and unrealized gains (losses) on investments	168,139	(21,518)	(1,800,485)	(218,134)
Total revenues	2,030,520	1,393,819	5,060,412	5,277,709
Expenses
Net claims and claim expenses incurred	822,937	690,970	4,338,840	3,876,087
Acquisition expenses	413,217	333,986	1,568,606	1,214,858
Operational expenses	71,704	39,673	276,691	212,184
Corporate expenses	11,537	10,426	46,775	41,152
Interest expense	12,384	11,872	48,335	47,536
Total expenses	1,331,779	1,086,927	6,279,247	5,391,817
Income (loss) before taxes	698,741	306,892	(1,218,835)	(114,108)
Income tax benefit (expense)	(5,408)	(18,616)	59,019	10,668
Net income (loss)	693,333	288,276	(1,159,816)	(103,440)
Net (income) loss attributable to redeemable noncontrolling interests	(236,397)	(68,516)	98,613	63,285
Net income (loss) attributable to RenaissanceRe	456,936	219,760	(1,061,203)	(40,155)
Dividends on preference shares	(8,844)	(8,843)	(35,375)	(33,266)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$448,092	$210,917	$(1,096,578)	$(73,421)

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – basic	$10.30	$4.65	$(25.50)	$(1.57)
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted	$10.27	$4.65	$(25.50)	$(1.57)
Operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted (1)	$7.33	$4.71	$7.30	$1.72

Average shares outstanding - basic	42,795	44,722	43,040	47,171
Average shares outstanding - diluted	42,914	44,748	43,040	47,171

Net claims and claim expense ratio	50.7%	51.5%	68.5%	74.6%
Underwriting expense ratio	29.8%	27.9%	29.2%	27.5%
Combined ratio	80.5%	79.4%	97.7%	102.1%

Return on average common equity - annualized	41.2%	14.2%	(22.0)%	(1.1)%
Operating return on average common equity - annualized (1)	29.6%	14.4%	6.3%	1.3%
(1)See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	December 31, 2022	December 31, 2021
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$14,351,402	$13,507,131
Short term investments, at fair value	4,669,272	5,298,385
Equity investments, at fair value	625,058	546,016
Other investments, at fair value	2,494,954	1,993,059
Investments in other ventures, under equity method	79,750	98,068
Total investments	22,220,436	21,442,659
Cash and cash equivalents	1,194,339	1,859,019
Premiums receivable	5,139,471	3,781,542
Prepaid reinsurance premiums	1,021,412	854,722
Reinsurance recoverable	4,710,925	4,268,669
Accrued investment income	121,501	55,740
Deferred acquisition costs	1,171,738	849,160
Receivable for investments sold	350,526	380,442
Other assets	384,702	224,053
Goodwill and other intangible assets	237,828	243,496
Total assets	$36,552,878	$33,959,502
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$15,892,573	$13,294,630
Unearned premiums	4,559,107	3,531,213
Debt	1,170,442	1,168,353
Reinsurance balances payable	3,928,281	3,860,963
Payable for investments purchased	493,776	1,170,568
Other liabilities	648,036	755,441
Total liabilities	26,692,215	23,781,168
Redeemable noncontrolling interests	4,535,389	3,554,053
Shareholders’ Equity
Preference shares	750,000	750,000
Common shares	43,718	44,445
Additional paid-in capital	475,647	608,121
Accumulated other comprehensive income (loss)	(15,462)	(10,909)
Retained earnings	4,071,371	5,232,624
Total shareholders’ equity attributable to RenaissanceRe	5,325,274	6,624,281
Total liabilities, noncontrolling interests and shareholders’ equity	$36,552,878	$33,959,502

Book value per common share	$104.65	$132.17

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended December 31, 2022
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$372,082	$1,213,194	$—	$1,585,276
Net premiums written	$372,998	$972,618	$—	$1,345,616
Net premiums earned	$688,238	$935,922	$—	$1,624,160
Net claims and claim expenses incurred	240,503	582,434	—	822,937
Acquisition expenses	140,872	272,345	—	413,217
Operational expenses	49,638	22,066	—	71,704
Underwriting income (loss)	$257,225	$59,077	$—	316,302
Net investment income			211,237	211,237
Net foreign exchange gains (losses)			10,781	10,781
Equity in earnings of other ventures			8,517	8,517
Other income (loss)			7,686	7,686
Net realized and unrealized gains (losses) on investments			168,139	168,139
Corporate expenses			(11,537)	(11,537)
Interest expense			(12,384)	(12,384)
Income (loss) before taxes and redeemable noncontrolling interests				698,741
Income tax benefit (expense)			(5,408)	(5,408)
Net (income) loss attributable to redeemable noncontrolling interests			(236,397)	(236,397)
Dividends on preference shares			(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$448,092

Net claims and claim expenses incurred – current accident year	$370,175	$607,648	$—	$977,823
Net claims and claim expenses incurred – prior accident years	(129,672)	(25,214)	—	(154,886)
Net claims and claim expenses incurred – total	$240,503	$582,434	$—	$822,937

Net claims and claim expense ratio – current accident year	53.8%	64.9%		60.2%
Net claims and claim expense ratio – prior accident years	(18.9)%	(2.7)%		(9.5)%
Net claims and claim expense ratio – calendar year	34.9%	62.2%		50.7%
Underwriting expense ratio	27.7%	31.5%		29.8%
Combined ratio	62.6%	93.7%		80.5%

	Three months ended December 31, 2021
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$384,657	$928,361	$—	$1,313,018
Net premiums written	$375,112	$741,448	$—	$1,116,560
Net premiums earned	$626,359	$714,931	$—	$1,341,290
Net claims and claim expenses incurred	243,356	447,614	—	690,970
Acquisition expenses	131,007	202,979	—	333,986
Operational expenses	28,898	10,775	—	39,673
Underwriting income (loss)	$223,098	$53,563	$—	276,661
Net investment income			80,483	80,483
Net foreign exchange gains (losses)			(16,697)	(16,697)
Equity in earnings of other ventures			3,830	3,830
Other income (loss)			6,431	6,431
Net realized and unrealized gains (losses) on investments			(21,518)	(21,518)
Corporate expenses			(10,426)	(10,426)
Interest expense			(11,872)	(11,872)
Income (loss) before taxes and redeemable noncontrolling interests				306,892
Income tax benefit (expense)			(18,616)	(18,616)
Net (income) loss attributable to redeemable noncontrolling interests			(68,516)	(68,516)
Dividends on preference shares			(8,843)	(8,843)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$210,917

Net claims and claim expenses incurred – current accident year	$274,649	$457,080	$—	$731,729
Net claims and claim expenses incurred – prior accident years	(31,293)	(9,466)	—	(40,759)
Net claims and claim expenses incurred – total	$243,356	$447,614	$—	$690,970

Net claims and claim expense ratio – current accident year	43.8%	63.9%		54.6%
Net claims and claim expense ratio – prior accident years	(4.9)%	(1.3)%		(3.1)%
Net claims and claim expense ratio – calendar year	38.9%	62.6%		51.5%
Underwriting expense ratio	25.5%	29.9%		27.9%
Combined ratio	64.4%	92.5%		79.4%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Year ended December 31, 2022
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$3,734,241	$5,479,299	$—	$9,213,540
Net premiums written	$2,847,659	$4,348,501	$—	$7,196,160
Net premiums earned	$2,770,227	$3,563,762	$—	$6,333,989
Net claims and claim expenses incurred	2,044,771	2,294,069	—	4,338,840
Acquisition expenses	547,210	1,021,396	—	1,568,606
Operational expenses	194,355	82,336	—	276,691
Underwriting income (loss)	$(16,109)	$165,961	$—	149,852
Net investment income			559,932	559,932
Net foreign exchange gain (loss)			(56,909)	(56,909)
Equity in earnings of other ventures			11,249	11,249
Other income (loss)			12,636	12,636
Net realized and unrealized gain (loss) on investments			(1,800,485)	(1,800,485)
Corporate expenses			(46,775)	(46,775)
Interest expense			(48,335)	(48,335)
Income (loss) before taxes and redeemable noncontrolling interests				(1,218,835)
Income tax benefit (expense)			59,019	59,019
Net (income) loss attributable to redeemable noncontrolling interests			98,613	98,613
Dividends on preference shares			(35,375)	(35,375)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$(1,096,578)

Net claims and claim expenses incurred – current accident year	$2,250,512	$2,335,910	$—	$4,586,422
Net claims and claim expenses incurred – prior accident years	(205,741)	(41,841)	—	(247,582)
Net claims and claim expenses incurred – total	$2,044,771	$2,294,069	$—	$4,338,840

Net claims and claim expense ratio – current accident year	81.2%	65.5%		72.4%
Net claims and claim expense ratio – prior accident years	(7.4)%	(1.1)%		(3.9)%
Net claims and claim expense ratio – calendar year	73.8%	64.4%		68.5%
Underwriting expense ratio	26.8%	30.9%		29.2%
Combined ratio	100.6%	95.3%		97.7%

	Year ended December 31, 2021
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$3,958,724	$3,875,074	$—	$7,833,798
Net premiums written	$2,868,002	$3,071,373	$—	$5,939,375
Net premiums earned	$2,608,298	$2,585,883	$—	$5,194,181
Net claims and claim expenses incurred	2,163,016	1,713,071	—	3,876,087
Acquisition expenses	487,178	727,680	—	1,214,858
Operational expenses	143,608	68,576	—	212,184
Underwriting income (loss)	$(185,504)	$76,556	$—	(108,948)
Net investment income			319,479	319,479
Net foreign exchange gain (loss)			(41,006)	(41,006)
Equity in earnings of other ventures			12,309	12,309
Other income (loss)			10,880	10,880
Net realized and unrealized gain (loss) on investments			(218,134)	(218,134)
Corporate expenses			(41,152)	(41,152)
Interest expense			(47,536)	(47,536)
Income (loss) before taxes and redeemable noncontrolling interests				(114,108)
Income tax benefit (expense)			10,668	10,668
Net (income) loss attributable to redeemable noncontrolling interests			63,285	63,285
Dividends on preference shares			(33,266)	(33,266)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$(73,421)

Net claims and claim expenses incurred – current accident year	$2,396,389	$1,729,168	$—	$4,125,557
Net claims and claim expenses incurred – prior accident years	(233,373)	(16,097)	—	(249,470)
Net claims and claim expenses incurred – total	$2,163,016	$1,713,071	$—	$3,876,087

Net claims and claim expense ratio – current accident year	91.9%	66.9%		79.4%
Net claims and claim expense ratio – prior accident years	(9.0)%	(0.7)%		(4.8)%
Net claims and claim expense ratio – calendar year	82.9%	66.2%		74.6%
Underwriting expense ratio	24.2%	30.8%		27.5%
Combined ratio	107.1%	97.0%		102.1%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Property Segment
Catastrophe	$(4,019)	$7,795	$2,076,752	$2,235,736
Other property	376,101	376,862	1,657,489	1,722,988
Property segment gross premiums written	$372,082	$384,657	$3,734,241	$3,958,724

Casualty and Specialty Segment
General casualty (1)	$359,901	$281,926	$1,560,594	$1,258,536
Professional liability (2)	349,925	333,257	1,728,570	1,283,864
Credit (3)	217,736	139,799	1,062,183	498,946
Other specialty (4)	285,632	173,379	1,127,952	833,728
Casualty and Specialty segment gross premiums written	$1,213,194	$928,361	$5,479,299	$3,875,074

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)	Includes directors and officers, medical malpractice, and professional indemnity.
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Fixed maturity investments trading	$136,019	$55,643	$382,165	$234,911
Short term investments	23,908	464	41,042	2,333
Equity investments	7,474	4,077	20,864	9,017
Other investments
Catastrophe bonds	31,441	16,527	94,784	64,860
Other	13,793	8,100	37,497	28,811
Cash and cash equivalents	3,947	74	5,197	297
	216,582	84,885	581,549	340,229
Investment expenses	(5,345)	(4,402)	(21,617)	(20,750)
Net investment income	211,237	80,483	559,932	319,479

Net investment income return - annualized	4.1%	1.5%	2.7%	1.5%

Net realized gains (losses) on fixed maturity investments trading	(110,762)	(1,472)	(732,561)	79,588
Net unrealized gains (losses) on fixed maturity investments trading	187,900	(99,504)	(636,762)	(389,376)
Net realized and unrealized gains (losses) on investments-related derivatives	(3,347)	(15,713)	(165,293)	(12,237)
Net realized gains (losses) on equity investments	4,397	79,589	43,035	335,491
Net unrealized gains (losses) on equity investments	55,251	(5,944)	(166,823)	(285,882)
Other investments
Net realized and unrealized gains (losses) on other investments - catastrophe bonds	29,578	(9,958)	(130,335)	(35,033)
Net realized and unrealized gains (losses) on other investments - other	5,122	31,484	(11,746)	89,315
Net realized and unrealized gains (losses) on investments	168,139	(21,518)	(1,800,485)	(218,134)
Total investment result	$379,376	$58,965	$(1,240,553)	$101,345

Total investment return - annualized	7.4%	1.1%	(5.7)%	0.5%

Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measures in previous investor communications and the Company’s management believes that these measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within or outside the industry. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders and Operating Return on Average Common Equity - Annualized
The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) attributable to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, net foreign exchange gains and losses, corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe (UK) Limited (“RenaissanceRe UK”), the income tax expense or benefit associated with these adjustments and the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company’s management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from: fluctuations in the fair value of the Company’s fixed maturity investment portfolio, equity investments trading, other investments (excluding catastrophe bonds) and investments-related derivatives; fluctuations in foreign exchange rates; corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK; the associated income tax expense or benefit of these adjustments; and the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.” The following table is a reconciliation of: (1) net income (loss) attributable to RenaissanceRe common shareholders to “operating income (loss) available (attributable) to RenaissanceRe common shareholders”; (2) net income (loss) attributable to RenaissanceRe common shareholders per common share - diluted to “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.” Comparative information for all prior periods has been updated to conform to the current methodology and presentation.

	Three months ended		Twelve months ended
(in thousands of United States Dollars, except per share amounts and percentages)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$448,092	$210,917	$(1,096,578)	$(73,421)
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(138,561)	11,560	1,670,150	183,101
Adjustment for net foreign exchange losses (gains)	(10,781)	16,697	56,909	41,006
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	—	—	—	135
Adjustment for income tax expense (benefit) (1)	(5,818)	(3,628)	(83,149)	(11,521)
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	29,221	(21,854)	(231,776)	(57,701)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$322,153	$213,692	$315,556	$81,599

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$10.27	$4.65	$(25.50)	$(1.57)
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(3.23)	0.26	38.80	3.88
Adjustment for net foreign exchange losses (gains)	(0.25)	0.37	1.32	0.87
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	—	—	—	—
Adjustment for income tax expense (benefit) (1)	(0.14)	(0.08)	(1.93)	(0.24)
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	0.68	(0.49)	(5.39)	(1.22)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$7.33	$4.71	$7.30	$1.72

Return on average common equity - annualized	41.2%	14.2%	(22.0)%	(1.1)%
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(12.8)%	0.8%	33.5%	2.9%
Adjustment for net foreign exchange losses (gains)	(1.0)%	1.1%	1.1%	0.6%
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	—%	—%	—%	—%
Adjustment for income tax expense (benefit) (1)	(0.5)%	(0.2)%	(1.7)%	(0.2)%
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	2.7%	(1.5)%	(4.6)%	(0.9)%
Operating return on average common equity - annualized	29.6%	14.4%	6.3%	1.3%
(1)Represents the income tax (expense) benefit associated with the adjustments to net income (loss) available (attributable) to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.
(2)Represents the portion of the adjustments above that are attributable to the Company’s redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.”

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Book value per common share	$104.65	$94.55	$113.69	$121.44	$132.17
Adjustment for goodwill and other intangibles (1)	(5.84)	(5.89)	(5.90)	(5.89)	(5.90)
Tangible book value per common share	98.81	88.66	107.79	115.55	126.27
Adjustment for accumulated dividends	25.00	24.63	24.26	23.89	23.52
Tangible book value per common share plus accumulated dividends	$123.81	$113.29	$132.05	$139.44	$149.79

Quarterly change in book value per common share	10.7%	(16.8)%	(6.4)%	(8.1)%	2.5%
Quarterly change in tangible book value per common share plus change in accumulated dividends	11.9%	(17.4)%	(6.4)%	(8.2)%	2.8%
Year to date change in book value per common share	(20.8)%	(28.5)%	(14.0)%	(8.1)%	(4.5)%
Year to date change in tangible book value per common share plus change in accumulated dividends	(20.6)%	(28.9)%	(14.0)%	(8.2)%	(4.0)%
(1)At December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022, and December 31, 2021, the adjustment for goodwill and other intangibles included $17.8 million, $18.0 million, $18.3 million, $18.4 million, and $18.6 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.